Facebook Reports Second Quarter 2020 Results

MENLO PARK, Calif. – July 30, 2020 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter ended June 30, 2020.

"We're glad to be able to provide small businesses the tools they need to grow and be successful online during these challenging times," said Mark Zuckerberg, Facebook founder and CEO. "And we're proud that people can rely on our services to stay connected when they can't always be together in person."

Second Quarter 2020 Financial Highlights

	Three Months Ended June 30,		Year-over-Year % Change
In millions, except percentages and per share amounts	2020	2019 (1)
Revenue:
Advertising	$18,321	$16,624	10%
Other	366	262	40%
Total revenue	18,687	16,886	11%
Total costs and expenses	12,724	12,260	4%
Income from operations	$5,963	$4,626	29%
Operating margin	32%	27%
Provision for income taxes	$953	$2,216	(57)%
Effective tax rate	16%	46%
Net income	$5,178	$2,616	98%
Diluted earnings per share (EPS)	$1.80	$0.91	98%
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(1) Includes an additional $2.0 billion legal expense related to our settlement with the U.S. Federal Trade Commission (FTC) and a $1.1 billion income tax expense due to the Altera Ninth Circuit Opinion, both accrued in the second quarter of 2019.

Second Quarter 2020 Operational and Other Financial Highlights

•	Facebook daily active users (DAUs) – DAUs were 1.79 billion on average for June 2020, an increase of 12% year-over-year.

•	Facebook monthly active users (MAUs) – MAUs were 2.70 billion as of June 30, 2020, an increase of 12% year-over-year.

•	Family daily active people (DAP) – DAP was 2.47 billion on average for June 2020, an increase of 15% year-over-year.

•	Family monthly active people (MAP) – MAP was 3.14 billion as of June 30, 2020, an increase of 14% year-over-year.

•	Capital expenditures – Capital expenditures, including principal payments on finance leases, were $3.36 billion for the second quarter of 2020.

•
Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $58.24 billion as of June 30, 2020. On July 7, 2020, we paid approximately $5.8 billion at the then‑current exchange rate for our investment in Jio Platforms Limited.

•	Headcount – Headcount was 52,534 as of June 30, 2020, an increase of 32% year-over-year.

Impact of COVID-19 on Outlook

Our business has been impacted by the COVID-19 pandemic and, like all companies, we are facing a period of unprecedented uncertainty in our business outlook. We expect our business performance will be impacted by issues beyond our control, including the duration and efficacy of shelter-in-place orders, the effectiveness of economic stimuli around the world, and the fluctuations of currencies relative to the U.S. dollar.

•
Engagement - Facebook DAUs and MAUs in the second quarter of 2020 reflect increased engagement as people around the world sheltered in place and used our products to connect with the people and organizations they care about. More recently, we are seeing signs of normalization in user growth and engagement as shelter‑in-place measures have eased around the world, particularly in developed markets where Facebook's penetration is higher. Looking forward, as shelter-in-place restrictions continue to ease, we expect the number of Facebook DAUs and MAUs to be flat or slightly down in most regions in the third quarter of 2020 compared to the second quarter of 2020.

•
Revenue - In the first three weeks of July, our year-over-year ad revenue growth rate was approximately in‑line with our second quarter 2020 year-over-year ad revenue growth rate of 10%. We expect our full quarter year-over-year ad revenue growth rate for the third quarter of 2020 will be roughly similar to this July performance. There are several factors contributing to this outlook, including:

◦	First, continued macroeconomic uncertainty, including the pace of recovery and the prospects for additional economic stimulus;

◦	Second, our expectation that some of the recent surge in community engagement will normalize as regions reopen;

◦	Third, the impact from certain advertisers pausing spend on our platforms related to the current boycott, which is reflected in our July trends; and

◦
Lastly, headwinds related to ad targeting and measurement, including the impact of regulation, such as the California Consumer Privacy Act, as well as headwinds from expected changes to mobile operating platforms, which we anticipate will be increasingly significant as the year progresses.

•	Total expenses - We expect total expenses in 2020 to be in the range of $52-55 billion, narrowed slightly from the prior range of $52-56 billion.

•
Capital expenditures - We expect full-year 2020 capital expenditures to be approximately $16 billion, at the high end of our prior $14-16 billion range, as we have resumed data center construction efforts earlier than expected. However, a great deal of uncertainty remains in our outlook, and our full year capital expenditures will depend on how the pandemic impacts our ability to construct data centers and refresh equipment.

•	Tax rates - We expect our full-year 2020 tax rate to be in the mid-teens, although we may see fluctuations in our quarterly rate depending on our financial results.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 3 p.m. PT / 6 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 3783991.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Facebook

Founded in 2004, Facebook's mission is to give people the power to build community and bring the world closer together. People use Facebook's apps and technologies to connect with friends and family, find communities and grow businesses.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Ryan Moore
press@fb.com / newsroom.fb.com

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of the COVID-19 pandemic on our business and financial results; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on April 30, 2020, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. In addition, please note that the date of this press release is July 30, 2020, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three and six months ended June 30, 2020 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment, net; Principal payments on finance leases. We subtract both net purchases of property and equipment and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019 (1)	2020	2019 (1)
Revenue	$18,687	$16,886	$36,423	$31,963
Costs and expenses:
Cost of revenue	3,829	3,307	7,288	6,123
Research and development	4,462	3,315	8,477	6,175
Marketing and sales	2,840	2,414	5,627	4,434
General and administrative	1,593	3,224	3,175	7,288
Total costs and expenses	12,724	12,260	24,567	24,020
Income from operations	5,963	4,626	11,856	7,943
Interest and other income, net	168	206	136	371
Income before provision for income taxes	6,131	4,832	11,992	8,314
Provision for income taxes	953	2,216	1,911	3,269
Net income	$5,178	$2,616	$10,081	$5,045
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$1.82	$0.92	$3.54	$1.77
Diluted	$1.80	$0.91	$3.51	$1.76
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,850	2,855	2,851	2,855
Diluted	2,879	2,875	2,876	2,873
Share-based compensation expense included in costs and expenses:
Cost of revenue	$117	$109	$211	$196
Research and development	1,261	927	2,260	1,650
Marketing and sales	187	160	336	273
General and administrative	130	107	223	194
Total share-based compensation expense	$1,695	$1,303	$3,030	$2,313
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(1) Includes $2.0 billion and $5.0 billion legal expenses accrued related to our settlement with the FTC in the second quarter and the first six months of 2019, respectively, and $1.1 billion of cumulative income tax expense related to the Altera Ninth Circuit Opinion.

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$21,045	$19,079
Marketable securities	37,195	35,776
Accounts receivable, net of allowances of $365 and $206 as of June 30, 2020 and December 31, 2019, respectively	7,483	9,518
Prepaid expenses and other current assets	2,407	1,852
Total current assets	68,130	66,225
Property and equipment, net	39,006	35,323
Operating lease right-of-use assets, net	9,429	9,460
Intangible assets, net	859	894
Goodwill	19,029	18,715
Other assets	3,238	2,759
Total assets	$139,691	$133,376

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$920	$1,363
Partners payable	729	886
Operating lease liabilities, current	899	800
Accrued expenses and other current liabilities	8,496	11,735
Deferred revenue and deposits	264	269
Total current liabilities	11,308	15,053
Operating lease liabilities, non-current	9,633	9,524
Other liabilities	8,303	7,745
Total liabilities	29,244	32,322
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	47,805	45,851
Accumulated other comprehensive loss	(142)	(489)
Retained earnings	62,784	55,692
Total stockholders' equity	110,447	101,054
Total liabilities and stockholders' equity	$139,691	$133,376

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities
Net income	$5,178	$2,616	$10,081	$5,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,704	1,502	3,301	2,857
Share-based compensation	1,695	1,303	3,030	2,313
Deferred income taxes	214	1	690	184
Other	43	9	49	14
Changes in assets and liabilities:
Accounts receivable	(122)	(1,006)	1,924	64
Prepaid expenses and other current assets	(325)	(252)	(353)	(168)
Other assets	3	24	(15)	65
Accounts payable	(56)	8	(100)	(87)
Partners payable	11	20	(158)	20
Accrued expenses and other current liabilities	(3,995)	2,827	(3,016)	5,982
Deferred revenue and deposits	15	55	(1)	51
Other liabilities	(487)	1,508	(554)	1,584
Net cash provided by operating activities	3,878	8,615	14,878	17,924
Cash flows from investing activities
Purchases of property and equipment, net	(3,255)	(3,633)	(6,813)	(7,470)
Purchases of marketable securities	(6,179)	(5,152)	(14,063)	(11,755)
Sales of marketable securities	2,617	2,944	5,381	4,456
Maturities of marketable securities	3,224	1,895	7,868	4,105
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(339)	(3)	(372)	(53)
Other investing activities, net	(245)	(61)	(288)	(61)
Net cash used in investing activities	(4,177)	(4,010)	(8,287)	(10,778)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(753)	(606)	(1,444)	(1,119)
Repurchases of Class A common stock	(1,369)	(1,144)	(2,618)	(1,758)
Principal payments on finance leases	(109)	(142)	(209)	(267)
Net change in overdraft in cash pooling entities	63	58	(17)	(119)
Other financing activities, net	16	4	114	9
Net cash used in financing activities	(2,152)	(1,830)	(4,174)	(3,254)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	93	26	(127)	(18)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(2,358)	2,801	2,290	3,874
Cash, cash equivalents, and restricted cash at beginning of the period	23,927	11,197	19,279	10,124
Cash, cash equivalents, and restricted cash at end of the period	$21,569	$13,998	$21,569	$13,998

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$21,045	$13,877	$21,045	$13,877
Restricted cash, included in prepaid expenses and other current assets	308	9	308	9
Restricted cash, included in other assets	216	112	216	112
Total cash, cash equivalents, and restricted cash	$21,569	$13,998	$21,569	$13,998

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Supplemental cash flow data
Cash paid for income taxes, net	$1,041	$1,014	$1,250	$1,696
Non-cash investing activities:
Acquisition of businesses and other investments in accrued expenses and other liabilities	$316	$—	$316	$—
Property and equipment in accounts payable and accrued liabilities	$1,592	$1,667	$1,592	$1,667

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP revenue	$18,687	$16,886	$36,423	$31,963
Foreign exchange effect on 2020 revenue using 2019 rates	297		573
Revenue excluding foreign exchange effect	$18,984		$36,996
GAAP revenue year-over-year change %	11%		14%
Revenue excluding foreign exchange effect year-over-year change %	12%		16%
GAAP advertising revenue	$18,321	$16,624	$35,760	$31,536
Foreign exchange effect on 2020 advertising revenue using 2019 rates	295		571
Advertising revenue excluding foreign exchange effect	$18,616		$36,331
GAAP advertising revenue year-over-year change %	10%		13%
Advertising revenue excluding foreign exchange effect year-over-year change %	12%		15%

Net cash provided by operating activities	$3,878	$8,615	$14,878	$17,924
Purchases of property and equipment, net	(3,255)	(3,633)	(6,813)	(7,470)
Principal payments on finance leases	(109)	(142)	(209)	(267)
Free cash flow (1)	$514	$4,840	$7,856	$10,187
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(1) Free cash flow in the second quarter and the first six months of 2020 reflects the $5.0 billion FTC settlement that was paid in April 2020.